EXHIBIT 24
POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The E. W. Scripps Company, an Ohio corporation (the “Corporation”), hereby (1) constitutes and appoints Richard A. Boehne, Timothy E. Stautberg, William Appleton and Mary Denise Kuprionis, collectively and individually, as his or her agents and attorneys-in-fact with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of up to 22,566,656 Class A Common Shares of the Corporation, par value $0.01 per share, for issuance under The E. W. Scripps Company 2010 Long-Term Incentive Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in connection with the foregoing, and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.
IN WITNESS WHEREOF, the undersigned directors and officers of the Corporation have hereunto set their hands as of this 20th day of May, 2010.

/s/ Richard A. Boehne Richard A. Boehne	/s/ Mary McCabe Peirce Mary McCabe Peirce

/s/ Timothy E. Stautberg Timothy E. Stautberg	/s/ J. Marvin Quin J. Marvin Quin

/s/ Douglas F. Lyons Douglas F. Lyons	/s/ Nackey E. Scagliotti Nackey E. Scagliotti

/s/ John H. Burlingame John H. Burlingame	/s/ Paul K. Scripps Paul K. Scripps

/s/ John W. Hayden John W. Hayden	/s/ Kim Williams Kim Williams

/s/ Robert L. Ogden Robert L. Ogden